July 12, 1999

                      Sally O. Thiel, Manager of Corporate
                      Communications, C-COR
                       (814) 231-4402 email: sot@c-cor.com



C-COR ANNOUNCES COMPLETION OF MERGER WITH CONVERGENCE.COM CORPORATION AND CHANGE OF NAME TO C-COR.NET CORP.

      Complementary Strengths Create Unique Broadband Network Capabilities


State College, PA (July 12 1999) - - C-COR Electronics, Inc., (Nasdaq: CCBL) announced today that on July 9, 1999, it completed its merger with
Convergence.com Corporation, an Atlanta-based provider of Internet-enabling technical services, under the terms and conditions previously announced on May 17, 1999. As a result, Convergence.com has become a wholly owned subsidiary of C-COR and will operate as a segment of a separate business unit called Broadband Management Services. Under the terms of the merger, C-COR issued approximately 1,450,000 shares of its common stock to Convergence.com shareholders and converted certain warrants to acquire Convergence.com common stock into warrants to acquire approximately 370,000 shares of C-COR common stock. These amounts exclude approximately 150,000 shares acquired by C-COR in December 1998, when C-COR invested $5 million in Convergence.com. David R. Ames and Terry L. Wright, co-founders of Convergence.com, will become officers of the merged company.

In connection with the merger, C-COR has changed its corporate name to C-COR.net Corp. to reflect the company's new and unique approach to providing customers with a full line of capabilities for broadband network life cycle management.

Commenting on the merger, David A. Woodle, President and CEO of C-COR.net, stated, "Our business focus is to provide customers with superior network integrity. By applying our combined strengths, we can provide customers with the HFC products, network management systems, technical services and Internet-enabling capabilities needed to deploy high-speed data and telephony."

C-COR.net, headquartered in State College, Pennsylvania, provides products and support to customers as they plan, design, build and maintain complex communications networks. The company is an innovator, developer and supplier of robust, high-quality distribution electronics, network management systems and technical services for two-way hybrid fiber/coax (HFC) networks around the world. Recently, C-COR.net announced that it had signed a Letter of Intent to acquire Silicon Valley Communications, Inc., a leading technology company and key supplier of comprehensive fiber optic transmission systems used in advanced HFC networks.

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C-COR, founded over 45 years ago, designs and manufactures robust,  high-quality network  distribution  products for two-way hybrid  fiber/coax  (HFC)  networks.
C-COR's  headquarters  is  in  State  College,  Pennsylvania,   with  production
facilities in State College and Tipton, Pennsylvania; and Tijuana, Mexico. C-COR maintains offices in Toronto, Canada; Almere, The Netherlands; and Hong Kong. C-COR's common stock is listed in the Nasdaq National Market under the symbol CCBL. C-COR's website is http://www.c-cor.com. C-COR was named to Forbes Magazine's 200 Best Small Companies in America List (1998).

Some of the information presented in this announcement constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include the ability to consummate the mergers with Convergence.com Corporation and Silicon Valley Communications, Inc. and integrate Convergence.com's and Silicon Valley Communications' businesses; the timing of orders received from customers; the gain or loss of significant customers; changes in the mix of products sold; changes in the cost and availability of parts and supplies; fluctuations in warranty costs; new product development activities; the Company's ability to implement its strategies of product, service, and global market expansion; economic conditions affecting domestic and international markets; regulatory changes affecting the telecommunications industry, in general, and the Company's operations, in particular; competition and changes in domestic and international demand for the Company's products; the Company's ability to assess the risks of the year 2000 issue, with respect to its operations, and resolve them in a timely manner; and other factors which may impact operations and manufacturing. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.
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